As filed with the Securities and Exchange Commission on January 25, 2005

                                                 Registration No. 333-_________


==============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
                         -------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         -------------------------
                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

         KENTUCKY                                          61-0122250
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

    50 E. RIVERCENTER BLVD.                              P.O. BOX 391
    COVINGTON, KENTUCKY 41011                    COVINGTON, KENTUCKY 41012
(Address of Principal Executive Officers)             (Mailing Address)

                                ASHLAND INC.
              DEFERRED COMPENSATION PLAN FOR EMPLOYEES (2005)
                          (Full title of the Plan)

                             DAVID L. HAUSRATH
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                ASHLAND INC.
                          50 E. RIVERCENTER BLVD.
                         COVINGTON, KENTUCKY 41011
                  (Name and address of agent for service)

                               (859) 815-3333
                  (Telephone number of agent for service)
                         -------------------------

                      CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                                     Proposed
             Title of                                                                 Maximum
            Securities                    Amount            Proposed Maximum         Aggregate        Amount of
              to be                       to be              Offering Price          Offering       Registration
            Registered                  Registered          Per Share (1)(2)       Price (1)(2)          Fee
----------------------------------- ------------------- ------------------------- ---------------- ----------------

Common Stock, par value
  $1.00 per share .............       500,000 shares             $57.53             $28,765,000        $3,386
===================================================================================================================

     (1) In accordance with Rules 416 and 457 under the Securities Act of 1933, calculated on the basis of $57.53 per share of Common Stock which was the average of the high and low prices on the New York Stock Exchange -- Composite Tape on January 20, 2005.
     (2) Estimated solely for the purpose of determining the registration fee.

===============================================================================

                              EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed by Ashland Inc., a Kentucky corporation, relating to 500,000 shares of its common stock, par value $1.00 per share, issuable to eligible employees of Ashland Inc. pursuant to the Ashland Inc. Deferred Compensation Plan for Employees
(2005).

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     Not filed as part of this Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not filed as part of this Registration Statement pursuant to Note 1 to
Part 1 of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 1-2918), are hereby incorporated by reference into this Registration Statement:

     (i) Ashland Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

     (ii) the description of Ashland's Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983; and

     (iii) the description of Ashland's Rights to Purchase Series A Participating Cumulative Preferred Stock set forth in the Registration Statement on Form 8-A dated May 16, 1996.

     In addition, all documents hereafter filed with the Commission by Ashland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby has been passed upon by David L. Hausrath, Esq., Senior Vice President, General Counsel and
Secretary of Ashland. Mr. Hausrath owns beneficially 126,205 shares of Common Stock (including common stock units held in Ashland's deferred compensation plan).

     The consolidated financial statements and schedule of Ashland appearing in Ashland's Annual Report (Form 10-K) for the year ended September 30, 2004, have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are, and audited consolidated financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. Ashland has elected to indemnify its officers and directors pursuant to Articles, its By-laws, as amended, and by contract rather than to have such indemnification governed by the statutory provisions.

     Article X of Ashland's Third Restated Articles permits, but does not require, Ashland to indemnify its directors, officers and employees to the fullest extent permitted by law. Ashland's By-laws require indemnification of officers and employees of Ashland and its subsidiaries under certain circumstances. Ashland has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

     Ashland has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs which it might be required to pay by way of indemnification of its directors or officers under its Third Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland. In addition, Ashland has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which Ashland, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4     Ashland Inc. Deferred Compensation Plan for Employees (2005).

     5     Opinion of David L. Hausrath, Esq.

     23.1  Consent of Ernst & Young LLP.

     23.2  Consent of David L. Hausrath,  Esq.  (included as part of Exhibit 5).

     24(a) Power of Attorney.

     24(b) Certified copy of resolutions of the Board of Directors.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act") unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington and Commonwealth of Kentucky on January 25, 2005.

                                           ASHLAND INC.

                                           By:  /s/ David L. Hausrath
                                              --------------------------------
                                                David L. Hausrath
                                                Senior Vice President, General
                                                Counsel and Secretary



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on January 25, 2005.

                       Signature                                                      Title

                  James J. O'Brien *                          Chairman of the Board of Directors, Chief Executive
-----------------------------------------------------         Officer and Director

                   J. Marvin Quin *                           Chief Financial Officer and Senior Vice President
-----------------------------------------------------

                  Lamar M. Chambers *                         Vice President and Controller
-----------------------------------------------------

                   Ernest H. Drew *                           Director
-----------------------------------------------------

                    Roger W. Hale *                           Director
-----------------------------------------------------

                 Bernadine P. Healy *                         Director
-----------------------------------------------------

                  Mannie L. Jackson *                         Director
-----------------------------------------------------

                  Kathleen Ligocki *                          Director
-----------------------------------------------------

                  Patrick F. Noonan *                         Director
-----------------------------------------------------

                  Jane C. Pfeiffer *                          Director
-----------------------------------------------------

                William L. Rouse, Jr. *                       Director
-----------------------------------------------------

               George A. Schaefer, Jr. *                      Director
-----------------------------------------------------

                  Theodore M. Solso *                         Director
-----------------------------------------------------

                   Michael J. Ward *                          Director
-----------------------------------------------------


* By:            /s/ David L. Hausrath
       ----------------------------------------------
                   David L. Hausrath
                   Attorney-in-fact

January 25, 2005

                               EXHIBIT INDEX



   Exhibit
   No.                                        Description
  --------                 ----------------------------------------------------

        4                  Ashland Inc. Deferred Compensation Plan for Employees (2005).

        5                  Opinion of David L. Hausrath, Esq.

     23.1                  Consent of Ernst & Young LLP.

     23.2                  Consent of David L. Hausrath, Esq. (included as part of Exhibit 5).

    24(a)                  Power of Attorney.

    24(b)                  Certified copy of resolutions of the Board of Directors.

